UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): August 15, 2007

CELL THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

501 Elliott Avenue West, Suite 400

Seattle, Washington 98119

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 282-7100

Not applicable

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On August 15, 2007, Cell Therapeutics, Inc., a Washington corporation (“CTI”) announced it had entered into an Asset Purchase Agreement, dated as of August 15, 2007 (the “Purchase Agreement”) by and between CTI and Biogen Idec Inc., a Delaware corporation (“BIIB”), pursuant to which CTI will acquire BIIB’s radiopharmaceutical product ZEVALIN®™ (ibritumomab tiuxetan) for development, marketing and sale of that product in the United States, along with certain assets of BIIB related to ZEVALIN for an initial purchase price of $10,000,000. Pursuant to the Purchase Agreement, CTI will have a contingent obligation to make up to two additional future payments of $10,000,000 due upon reaching certain FDA approval milestones, and will have a further obligation to make royalty payments to BIIB based on net sales related to ZEVALIN from the date the transaction closes until the latest of (a) the expiration date of the last to expire of any patents related to ZEVALIN, (b) the first date on which any third person lawfully sells a biosimilar product in the United States or (c) December 31, 2015. The transaction has been approved by the board of directors of CTI and of BIIB and is subject to customary closing conditions, including compliance with the requirements of the Hart-Scott-Rodino Act and receipt of third party consents. Approval by the shareholders of CTI is not required for this transaction. The transaction is expected to close in the end of the third quarter or the beginning of the fourth quarter of this year. As contemplated in the Purchase Agreement, at closing, CTI and BIIB will also enter into certain licensing, supply and services agreements as well as a security agreement for the benefit of BIIB. A copy of the Purchase Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. A copy of the press release announcing the execution of the Purchase Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Purchase Agreement contains representations, warranties and covenants of both CTI and BIIB. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed by the contracting parties, including being qualified by disclosures exchanged between the parties in connection with the execution of the Purchase Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of CTI or BIIB or any of their respective assets.

CTI knows of no material relationship between CTI or its affiliates and BIIB other than in respect of the Purchase Agreement.

Item 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Purchase Agreement dated as of August 15, 2007, by and between Cell Therapeutics, Inc. and Biogen Idec Inc.

99.1	Press Release dated August 16, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL THERAPEUTICS, INC.

Date: August 21, 2007	By:	/s/ Louis A. Bianco
Louis A. Bianco
Executive Vice President, Finance and Administration

EXHIBIT INDEX

Exhibit Number
10.1	Purchase Agreement dated as of August 15, 2007, by and between Cell Therapeutics, Inc., and Biogen Idec Inc.

99.1	Press Release dated August 16, 2007